Exhibit 99.1

For More Information, Contact:
John Neale	Laurie Berman/Rob Whetstone
QAD Senior Vice President and Treasurer	PondelWilkinson Inc.
805.566.5117	310.279.5980
investor@qad.com	pwinvestor@pondel.com

QAD ANNOUNCES PRELIMINARY FINANCIAL RESULTS
FOR FISCAL 2013 SECOND QUARTER

SANTA BARBARA, Calif. August 9, 2012 – QAD Inc. (NASDAQ: QADA, QADB), a leading provider of enterprise software and services for global manufacturing companies, today provided preliminary financial results for the fiscal 2013 second quarter ended July 31, 2012.

Based on preliminary estimates, QAD anticipates that total revenue for the fiscal 2013 second quarter will be approximately $61 million.  Previously, QAD said that it expected total revenue of approximately $65 million for the second quarter.  The company attributed the revision to lower license and services revenues driven, in part, by the slowdown in the global manufacturing economy, and the effect of foreign exchange on maintenance and services revenues.

Given the current revenue estimates for the fiscal second quarter, QAD now expects to report earnings of approximately $0.08 per diluted Class A share and $0.06 per diluted Class B share.  Previously the company said it expected earnings of approximately $0.18 per diluted Class A share and $0.15 per diluted Class B share.

QAD will report its complete fiscal 2013 second quarter financial results on Thursday, August 23, 2012 and will host a conference call at 2:00 p.m. PST that day to discuss the company’s financial results, operations and outlook.  The call will be accessible through a live webcast at QAD’s web site at www.qad.com.  The webcast will be archived and available for approximately one year.

About QAD

QAD is a leading provider of enterprise applications for global manufacturing companies specializing in automotive, consumer, electronics, food and beverage, industrial and life sciences products. QAD applications provide critical functionality for managing manufacturing resources and operations within and beyond the enterprise, enabling global manufacturers to collaborate with their customers, suppliers and partners to make and deliver the right product, at the right cost and at the right time. For more information about QAD, telephone +1 805-566-6000, or visit the QAD web site at www.qad.com.

“QAD” is a registered trademark of QAD Inc. All other products or company names herein may be trademarks of their respective owners.

QAD Inc.
2-2-2

Note to Investors: This press release contains certain forward-looking statements made under the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Words such as “expects”, “believes”, “anticipates”, “could”, “will likely result”, “estimates”, “intends”, “may”, “projects”, “should”, and variations of these words and similar expressions are intended to identify these forward looking statements. Forward-looking statements are based on the company’s current expectations and assumptions regarding its business, the economy and future conditions. A number of risks and uncertainties could cause actual results to differ materially from those in the forward-looking statements. These risks include, but are not limited to, evolving demand for the company's software products and products that operate with the company's products; the company's ability to sustain license and service demand; the company's ability to leverage changes in technology; the company's ability to sustain customer renewal rates at current levels; the publication of opinions by industry and financial analysts about the company, its products and technology; the reliability of estimates of transaction and integration costs and benefits; the entry of new competitors or new offerings by existing competitors and the associated announcement of new products and technological advances by them; delays in localizing the company's products for new or existing markets; the ability to recruit and retain key personnel; delays in sales as a result of lengthy sales cycles; changes in operating expenses, pricing, timing of new product releases, the method of product distribution or product mix; timely and effective integration of newly acquired businesses; general economic conditions; exchange rate fluctuations; and, the global political environment. In addition, revenue and earnings in the enterprise resource planning (ERP) software industry are subject to fluctuations. Software license revenue, in particular, is subject to variability with a significant proportion of revenue earned in the last month of each quarter. Given the high margins associated with license revenue, modest fluctuations can have a substantial impact on net income. Investors should not use any one quarter's results as a benchmark for future performance. For a more detailed description of the risk factors associated with the company and the industries in which it operates, please refer to the company's Annual Report on Form 10-K for fiscal 2012 ended January 31, 2012, and in particular, the section entitled “Risk Factors” therein, and in other periodic reports the company files with the Securities and Exchange Commission.

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